NEWS RELEASE

For Further
Information
Please Contact:  W. Harold Parker, Jr.       Phone:  (919) 683-7631

FOR IMMEDIATE RELEASE                        July 15, 1996

                CCB FINANCIAL CORPORATION REPORTS RECORD EARNINGS

Durham, North Carolina-----Income per share for the second quarter ended June 30, 1996 was $1.22, an increase of $.11 or 9.9% over the $1.11 per share in the second quarter of 1995, excluding merger-related expense of the acquisition of Security Capital Bancorp in the second quarter of 1995. Returns on assets and equity were 1.48% and 16.69%, respectively, in the 1996 period, compared to 1.39% and 16.85%, in the 1995 period, excluding the merger-related expense.

For the six months ended June 30, 1996, income per share was $2.40, an increase of $.30 or 14.3% over the $2.10 per share, excluding merger-related expense, in the 1995 period. Returns on assets and equity were 1.46% and 16.54%, respectively, in the 1996 period, compared to 1.34% and 16.47%, excluding merger-related expense, in the 1995 period.

E. C. Roessler, President and CEO of CCB Financial Corporation, commented: "We are pleased with our record performance for the second quarter. Our net interest margin remained stable and we achieved further improvement in our efficiency ratio."

Roessler further commented: "We have made further commitments to our new telebanking and in-store delivery programs and continue to explore additional alternative delivery methods for our customers. All indications point to 1996 being another record year for CCB Financial Corporation."

CCB Financial Corporation is the bank holding company for Central Carolina Bank and Trust Company and Graham Savings Bank, Inc., SSB which in total operate 154 offices located primarily in the Piedmont section of North Carolina.

Nasdaq National Market Symbol:  CCBF

                            CCB FINANCIAL CORPORATION
                              Financial Summary (1)
                                    Unaudited
                 (In Thousands Except Share and Per Share Data)

                                                       Three Months Ended
Income Statement                    6/30/96      3/31/96     12/31/95      9/30/95      6/30/95
Loan and lease income (TE)      $    78,893       78,157       78,340       76,940       77,019
Securities income (TE)               16,430       17,245       16,563       16,618       17,058
Other interest income                 4,145        3,629        5,665        5,054        3,724
   Total interest income (TE)        99,468       99,031      100,568       98,612       97,801

Savings/NOW expense                   2,135        2,378        2,576        2,589        2,913
Money market account expense         12,599       12,114       13,081       12,603       12,742
Jumbo CD expense                      3,448        3,969        4,517        4,303        4,439
Consumer time deposit expense        23,499       23,803       23,929       23,972       22,599
Interest expense on deposits         41,681       42,264       44,103       43,467       42,693
Short-term borrowed funds expense     1,591          866          916          932        1,155
Long-term debt expense                1,064        1,247        1,444        1,485        1,538
Total interest expense               44,336       44,377       46,463       45,884       45,386

Net interest income (TE)             55,132       54,654       54,105       52,728       52,415
Provision for loan and lease          3,150        2,000        2,407        2,027        1,599
losses
Net interest income after
 provision (TE)                      51,982       52,654       51,698       50,701       50,816

Service charges on deposits           7,282        6,955        6,663        6,585        6,174
Other service charges and fees        1,104        1,105        1,066        1,037          844
Trust income                          1,783        1,571        1,557        1,560        1,499
Brokerage and insurance
commissions                           1,440        1,174        1,118          841          946
Merchant discount                     1,414        1,283        1,205        1,199        1,153
Accretion of negative goodwill          839          839          839          839          839
Other                                 1,542        1,232          931          542        2,156
Investment securities gains              32        1,303           50            7          886
Investment securities losses             (6)      (1,318)         (46)         (12)        (537)
Total other income                   15,430       14,144       13,383       12,598       13,960

Personnel expense                    19,841       20,412       20,259       19,366       19,795
Occupancy                             2,835        2,933        2,392        2,760        2,643
Equipment                             2,414        2,609        2,313        2,668        2,599
Foreclosed property expense             138          119          222          160          129
Deposit and other insurance             550          532        1,129          684        2,377
Amortization of intangible assets       909          985        1,131        1,132        1,048
Other                                10,482       10,107        9,671        9,554        8,813
Merger-related expense (1)                -            -            -           -       10,333
Total other expenses                 37,169       37,697       37,117       36,324       47,737

Income before income taxes (TE)      30,243       29,101       27,964       26,975       17,039
Tax equivalent adjustment             1,924        2,012        2,073        2,067        2,194
Income before income taxes           28,319       27,089       25,891       24,908       14,845
Income taxes                          9,975        9,317        8,828        8,198        5,657
Net income                      $    18,344       17,772       17,063       16,710        9,188

Per Share Data
Net income (1)                  $      1.22         1.18         1.14         1.12          .62

Cash dividends                          .38          .38          .38          .38          .34
Book value                            29.98        29.25        28.98        27.73        27.02
Tangible book value                   27.95        26.92        26.57        25.23        24.44
Market value (2):
High                                  54.75        55.75        56.50        51.63        42.75
Low                                   49.75        49.25        48.50        41.75        38.00
Close                                 51.25        50.25        55.50        51.13        41.75

                                     Page 1

                            CCB FINANCIAL CORPORATION
                              Financial Summary (1)
                                    Unaudited
                 (In Thousands Except Share and Per Share Data)

                                                              Three Months Ended
Ratios                                  6/30/96     3/31/96      12/31/95      9/30/95      6/30/95
Income before merger-related
 expense (1):
Return on average assets                1.48 %        1.45         1.37          1.37          1.39
Return on average equity               16.69         16.39        16.25         16.40         16.85
Net income:
Return on average assets                1.48          1.45         1.37          1.37           .77
Return on average equity               16.69         16.39        16.25         16.40          9.39
Net interest margin                     4.69          4.71         4.64          4.63          4.69
Average equity to average assets        8.85          8.83         8.43          8.37          8.23


Operating Efficiency Ratios
As a percentage of average
  assets (excluding merger-
  related expense (1)):
Noninterest income                      1.24 %        1.15         1.07          1.04          1.17
Personnel expense                       1.60          1.66         1.63          1.59          1.67
Occupancy and equipment expense          .42           .45          .38           .45           .44
Other operating expense                  .97           .96          .98           .95          1.04
Noninterest expense                     2.99          3.07         2.99          2.99          3.15
Net overhead (noninterest
  exp. - noninterest inc.)              1.75 %        1.92         1.92          1.95          1.98
Noninterest expense as a
 percentage of net interest
 income (TE) and other income          52.68 %       54.79        55.00         55.60         56.35
Average assets per employee
 (in millions)                  $       2.58          2.56         2.55          2.49          2.45

Average Balances
Assets                          $  4,995,543     4,941,110    4,940,463      4,829,261    4,766,714
Loans and lease financing (all
 domestic)                         3,445,480     3,368,565    3,302,486      3,245,804    3,263,187
Investment securities:
Taxable (3)                          881,947       924,628      890,235        868,321      884,813
Tax-exempt                            75,260        76,302       78,498         79,149       80,331
Earning assets (3)                 4,709,016     4,648,355    4,653,709      4,535,423    4,466,109
Deposits:
Demand deposits (noninterest-
  bearing)                           525,401       493,909      512,374        502,538      494,604
Savings/NOW accounts                 515,680       512,338      506,055        486,870      484,405
Money market accounts              1,324,860     1,308,572    1,319,853      1,268,740    1,229,837
Jumbo CD's                           249,415       277,631      292,896        269,533      280,833
Consumer time deposits             1,642,660     1,656,368    1,632,452      1,644,078    1,621,210
Total deposits                     4,258,016     4,248,818    4,263,630      4,171,759    4,110,889
Short-term borrowed funds            133,302        77,490       79,033         74,833       83,720
Long-term debt                        63,596        73,954       80,255         82,049       87,033
Interest-bearing liabilities       3,929,513     3,906,353    3,910,544      3,826,103    3,787,038
Shareholders' equity                 442,055       436,145      416,531        404,179      392,491

Share Data
Common shares outstanding         15,051,625    15,059,409   14,960,716     14,951,952   14,899,625
Weighted average shares
 outstanding                      15,055,922    15,011,702   14,953,153      14,921,146    14,923,787

                            CCB FINANCIAL CORPORATION
                              Financial Summary (1)
                                    Unaudited
                  (In Thousands Except Share and Per Share Data)


                                    As Of Or For The Three Months Ended
Reserve For Loan  Losses                6/30/96      3/31/96   12/31/95    9/30/95      6/30/95
Beginning balance               $    44,218       43,578       42,979       42,726       42,431
Provision for loan and
lease losses                          3,150        2,000        2,407        2,027        1,599
Recoveries                              476          508          359          345          407
Charge-offs                          (2,421)      (1,868)      (2,167)      (2,119)      (1,711)
Ending balance                  $    45,423       44,218       43,578       42,979       42,726


Non-Performing and Risk Assets
Nonperforming assets:
Beginning balance               $    15,529       12,083       13,038       12,584       13,069
Activity during the quarter:
Additions                             2,114        4,712        1,986        1,727        1,464
Payments or sales                    (2,864)      (1,217)      (2,903)        (972)      (1,199)
Return to performing status               -            -            -        (279)            -
Charge-offs or write-downs             (246)         (49)         (38)         (22)        (750)
       Net increase (decrease)         (996)        3,446        (955)          454        (485)

Ending balance comprised of:
Nonaccrual loans and leases          11,980       13,283        9,616       10,103        9,690
Foreclosed real estate                2,553        2,246        2,467        2,935        2,894
       Total nonperforming assets    14,533       15,529       12,083       13,038       12,584

Restructured loans and lease
 financing                                -            -            -            -            -
Ninety days past due and accruing     4,229        2,768        4,120        2,516        2,605
Total risk assets               $    18,762       18,297       16,203       15,554       15,189

Asset Quality Ratios
Total risk assets to:
Total loans and foreclosed
  real estate                           .54 %        .54          .53          .48          .48
Total assets                            .37          .36          .35          .32          .31
Loan loss reserve to total
  risk assets                          2.42 x       2.42         2.69         2.76         2.81
Net charge-offs to average loans        .23 %        .16          .22          .22          .16
Loan loss reserve to total loans       1.30         1.30         1.30         1.32         1.34

Other Information
Number of banking offices               154          157          155          153          157
Number of employees                   1,932        1,932        1,940        1,937        1,942
Number of ATM's                         130          129          122          120          119
Intangible assets:
   Goodwill                     $    26,593       29,614       30,391       31,215       31,992
   Deposit base premium               4,018        5,473        5,680        6,034        6,388
Mortgage servicing rights             2,208        1,554          916          964        1,018
Negative goodwill                    23,916       24,755       25,594       26,433       27,272
Parent Company's investment
  in subsidiaries                   459,650      454,738      449,542      430,447      419,402
Cash dividends                        5,718        5,721        5,684        5,679        6,358

                            CCB FINANCIAL CORPORATION
                              Financial Summary (1)
                                    Unaudited
                  (In Thousands Except Share and Per Share Data)

                                  Six Months Ended June 30  Increase (Decrease)
Income Statement                       1996          1995       Amount       %
Loan and lease income (TE)         $   157,050      150,671     6,379       4.2
Securities income (TE)                  33,675       35,375    (1,700)     (4.8)
Other interest income                    7,774        6,914       860      12.4
Total interest income (TE)             198,499      192,960     5,539       2.9

Savings/NOW expense                      4,513        5,794    (1,281)    (22.1)
Money market account expense            24,713       24,849      (136)      (.5)
Jumbo CD expense                         7,417        8,818    (1,401)    (15.9)
Consumer time deposit expense           47,302       41,952     5,350      12.8
Interest expense on deposits            83,945       81,413     2,532       3.1
Short-term borrowed funds expense        2,457        2,573      (116)     (4.5)
Long-term debt expense                   2,311        3,071      (760)    (24.7)
Total interest expense                  88,713       87,057     1,656       1.9

Net interest income (TE)               109,786      105,903     3,883       3.7
Provision for loan and lease
 losses                                  5,150        3,749     1,401      37.4
Net interest income
  after provision (TE)                 104,636      102,154     2,482       2.4

Service charges on deposits             14,237       12,352     1,885      15.3
Other service charges and fees           2,209        1,911       298      15.6
Trust income                             3,354        3,227       127       3.9
Brokerage and insurance
 commissions                             2,614        1,843       771      41.8
Merchant discount                        2,697        2,262       435      19.2
Accretion of negative goodwill           1,678        1,678         -      N/A
Other                                    2,774        4,012    (1,238)    (30.9)
Investment securities gains              1,335          886       449      50.7
Investment securities losses           (1,324)      (1,863)       539      28.9
Total other income                      29,574       26,308     3,266      12.4

Personnel expense                       40,253       39,673       580       1.5
Occupancy                                5,768        5,578       190       3.4
Equipment                                5,023        5,218      (195)     (3.7)
Foreclosed property expense                257          861      (604)    (70.2)
Deposit and other insurance              1,082        4,787    (3,705)    (77.4)
Amortization of intangible assets        1,894        1,995      (101)     (5.1)
Other                                   20,589       18,337     2,252      12.3
Merger-related expense (1)                   -       10,333   (10,333)   (100.0)
Total other expenses                    74,866       86,782   (11,916)    (13.7)

Income before income taxes (TE)         59,344       41,680    17,664      42.4
Tax equivalent adjustment                3,936        4,486      (550)    (12.3)
Income before income taxes              55,408       37,194    18,214      49.0
Income taxes                            19,292       13,107     6,185      47.2
Net income                         $    36,116       24,087    12,029      49.9

Per Share Data
Net income                         $      2.40         1.61       .79      49.1
Cash dividends per share                   .76          .68       .08      11.8

                            CCB FINANCIAL CORPORATION
                              Financial Summary (1)
                                    Unaudited
                  (In Thousands Except Share and Per Share Data)

                                      Six Months Ended June 30

Ratios                                  1996         1995
Income before merger-
 related expense (1):
   Return on average assets                1.46 %       1.34
   Return on average equity               16.54        16.47
Net income:
   Return on average assets                1.46         1.03
   Return on average equity               16.54        12.63
Net interest margin                        4.71         4.78
Average equity to average assets           8.84         8.12

                                      As Of June 30             YTD Averages
Balance Sheet Data                  1996         1995         1996         1995
Assets                        $  5,060,468    4,837,995    4,968,326   4,736,131
Loans and lease financing        3,499,741    3,197,549    3,407,023   3,228,707
Securities held to maturity:
   Book value                       75,822       77,763       76,031      82,804
   Market value                     78,088       81,302            -          -
Securities available for sale (3)  890,440      848,446      903,037    919,658
Earning assets (3)               4,719,871    4,539,388    4,678,685   4,447,788
Deposits:
   Demand deposits (noninterest-
    bearing)                       550,568      525,373      509,655     480,536
   Savings/NOW accounts            520,246      490,499      514,009     487,532
   Money market accounts         1,328,015    1,244,809    1,316,716   1,227,788
   Jumbo CD's                      265,860      261,588      263,523     288,898
   Consumer time deposits        1,645,928    1,642,896    1,649,514   1,593,458
Total deposits                   4,310,617    4,165,165    4,253,417   4,078,212
Short-term borrowed funds          144,939       94,364      105,396      95,309
Subordinated notes
  (qualifying debt)                 32,985       32,985       32,985      32,985
Other long-term debt                28,258       54,316       35,790      54,571
Interest-bearing liabilities     3,966,232    3,821,456    3,917,933   3,780,541
Shareholders' equity               451,274      402,621      439,100     384,439
Fair value adjustment included
  in shareholders' equity            1,166        3,159        5,966      11,771

                                       Six Months Ended
                                           June 30
Share Data                              1996         1995
Weighted average shares              15,033,812   14,960,977
outstanding

Reserve For Loan Losses
Beginning balance                  $     43,578       41,046
Provision for loan and
  lease losses                            5,150        3,749
Recoveries                                  984          830
Charge-offs                              (4,289)      (2,899)
Ending balance                     $     45,423       42,726

                            CCB FINANCIAL CORPORATION
                              Financial Summary (1)
                                    Unaudited
                  (In Thousands Except Share and Per Share Data)

                                     Six Months Ended June 30
Operating Efficiency Ratios                1996      1995
As a percentage of average assets
 (excluding merger-related
  expense (1)):
Noninterest income                         1.20 %       1.12
Personnel expense                          1.63         1.69
Occupancy and equipment expense             .43          .46
Other operating expense                     .96         1.11
Noninterest expense                        3.02         3.26
Net overhead (noninterest
  expense - noninterest income)            1.82 %       2.14
Noninterest expense as a
  percentage of net interest
  income (TE) and other income            53.72 %      57.82
Average assets per employee
  (in millions)                    $       2.56         2.39

                                          As Of June 30
                                        1996         1995
Risk-Adjusted Capital                (Estimated)
On-balance sheet risk assets       $  3,409,057    3,270,055
Off-balance sheet risk assets           369,569      300,271
Total risk-adjusted assets            3,778,626    3,570,326

Tier I capital                          419,329      360,353
Tier II capital                          78,408       75,265
Total capital                           497,737      435,618

Tier I capital ratio                      11.10 %      10.20
Total capital ratio                       13.17        12.33
Leverage capital ratio                     8.44         7.62

(1) All amounts prior to June 30, 1995 are restated for CCB Financial Corporation's May 19, 1995 merger with Security Capital Bancorp which was accounted for as a pooling-of-interests. Merger-related expense incurred in the second quarter of 1995 included severance and other employee benefit costs, costs related to branch closures, systems conversion costs and other restructuring and transaction related expenses. The after-tax effect of the 1995 merger-related expense was $7,304,000 or $.49 per share.
(2)  Nasdaq National Market Symbol:  CCBF
(3) Average balances exclude the mark-to-market adjustment for Statement of Financial Accounting Standards No. 115.